Exhibit 5.1

[Letterhead of Thompson Coburn LLP]

May 3, 2019

Aegion Corporation
17988 Edison Avenue
Chesterfield, Missouri 63005

Re:
Registration Statement on Form S-8 for an additional three hundred thousand (300,000) shares of Aegion Corporation Class A common stock, $0.01 par value, for issuance under the Amended and Restated Aegion Corporation 2016 Non-Employee Director Equity Plan.

Ladies and Gentlemen:

With reference to the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Aegion Corporation, a Delaware corporation (the “Company”), on May 3, 2019, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the proposed issuance by the Company of up to an additional three hundred thousand (300,000) shares (the “Additional Shares”) of Aegion Corporation Class A common stock, $0.01 par value, pursuant to the Amended and Restated Aegion Corporation 2016 Non-Employee Director Equity Plan, as amended from time to time (the “Plan”), we have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including an executed copy of the Opinion Certificate dated as of the date hereof executed by Mark A. Menghini, Senior Vice President and General Counsel of the Company, the Company’s Certificate of Incorporation, as corrected, its Amended and Restated By-Laws and statements we have received from officers and representatives of the Company.
Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of the Company. In examining such materials and in delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of the originals of all such latter documents, and the correctness of statements submitted to us by officers and representatives of the Company.
Based solely on the foregoing, we are of the opinion that the Additional Shares to be issued by the Company pursuant to the Plan have been duly authorized and, when issued by the Company in accordance with the Plan, will be duly and validly issued and will be fully paid and non-assessable.
We consent to the filing of this opinion as an exhibit to the Registration Statement.
Very truly yours,
/s/Thompson Coburn LLP